Exhibit 10.10
OMNIBUS AMENDMENT
OPTION ONE OWNER TRUST 2003-5
          This OMNIBUS AMENDMENT (the “Amendment”) dated as of October 30, 2007 is by and among Option One Owner Trust 2003-5 (the “Issuer”), Option One Mortgage Corporation (“OOMC”), in its capacity as loan originator (in such capacity, the “Loan Originator”) and as servicer (in such capacity, the “Servicer”), Option One Mortgage Capital Corporation (“Capital”), Option One Loan Warehouse LLC (formerly known as Option One Loan Warehouse Corporation) (the “Depositor”), Wells Fargo Bank, N.A. (successor-in-interest to Wells Fargo Bank Minnesota, National Association), as indenture trustee (the “Indenture Trustee”), and Citigroup Global Markets Realty Corp. (the “Purchaser”).
PRELIMINARY STATEMENTS:
          A. The Issuer, OOMC, Capital, the Depositor and the Indenture Trustee are parties to that certain Amended and Restated Sale and Servicing Agreement dated as of November 12, 2004 (as amended and waived through the date hereof, the “Sale and Servicing Agreement”).
          B. The Issuer, the Depositor and the Purchaser are parties to that certain Note Purchase Agreement dated as of November 14, 2003 (as amended and waived through the date hereof, the “Note Purchase Agreement”).
          C. The Issuer and the Indenture Trustee are parties to that certain Indenture dated as of November 1, 2003 (as amended and waived through the date hereof, the “Indenture”).
          D. The parties hereto desire to amend the Sale and Servicing Agreement, the Indenture and the Note Purchase Agreement subject to the terms and conditions of this Amendment.
          E. The parties hereto acknowledge that the Option One Owner Trust 2007-5A was terminated on September 28, 2007.
          F. Pursuant to Section 7.02(e) of the Sale and Servicing Agreement, entitled “Financial Covenants,” OOMC is required to maintain a minimum “Net Income” (defined and determined in accordance with GAAP) of at least $1 based on the total of the current quarter combined with the previous three quarters (the “Minimum Income Covenant”). Pursuant to the Basic Documents, OOMC periodically represents and warrants its compliance with the Minimum Income Covenant. In addition, under the Basic Documents, a failure by OOMC to satisfy the Minimum Income Covenant, if not waived, could be or become a Default, Event of Default or Servicing Event of Default, as those terms are used in the Basic Documents, or could result in a termination of the Revolving Period.
          C. OOMC now believes that the Minimum Income Covenant will not be satisfied as of the quarter ending October 31, 2007. The Issuer has requested that the Majority Noteholders temporarily waive the Minimum Income Covenant, and, subject to the terms hereof, the Majority Noteholders have agreed to temporarily waive the Minimum Income Covenant on and subject to the terms and conditions hereinafter set forth.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement or the Indenture.
          SECTION 2. Accuracy of Preliminary Statements. OOMC and the Depositor agree and represent that the foregoing Preliminary Statements are true and correct in all respects.
          SECTION 3. Amendments to the Sale and Servicing Agreement.
          (A) Section 1.01 of the Sale and Servicing Agreement is hereby amended by amending the definition of the term “Revolving Period” in its entirety to read as follows:
     Revolving Period: With respect to the Notes, the period commencing on November 10, 2006 and ending on the earlier of (i) November 15, 2007, and (ii) the date on which the Revolving Period is terminated pursuant to Section 2.07.
     SECTION 4. Amendments to the Note Purchase Agreement.
     Section 1.01 of the Sale and Servicing Agreement is hereby amended by amending the definition of the term “Maximum Note Principal Balance” in its entirety to read as follows:
     “Maximum Note Principal Balance” means an amount equal to $75,000,000.
     SECTION 5. Amendments to the Indenture.
     Section 1.01 of the Indenture is hereby amended by amending the definition of the term “Maturity Date” in its entirety to read as follows:
     “Maturity Date” means November 15, 2007.
     SECTION 6. Temporary Waiver of the Minimum Income Covenant.
     (A) Effective as of the date first above written and subject to the satisfaction of the condition precedent set forth in 6(B) below, the Majority Noteholders hereby agree to waive, until November 15, 2007 only, the Minimum Income Covenant.
     (B) The waiver under this Section 6 shall become effective and be deemed effective as of the date first above written upon (i) receipt by OOMC of an executed counterpart of this Waiver from each of the Issuer, the Depositor, the Majority Noteholders and the Indenture Trustee and (ii) receipt by the Majority Noteholders of confirmation from OOMC that each Note Purchaser, Purchaser, Initial Noteholder Agent or Note Agent, as applicable, in connection with each of the Trusts listed on Schedule I hereto, has executed a waiver in substantially similar form as set out in this Section 6, regarding the failure by OOMC to satisfy the Minimum Income Covenant as of the quarter ending October 31, 2007.
     (C) The waiver under this Section 6 shall continue to be effective until November 15, 2007 only so long as no Event of Default (other than the Minimum Income Covenant) has occurred. Upon the occurrence of any Event of Default other than the Minimum Income Covenant, this Waiver shall immediately cease to be effective.
     (D) Each of the Issuer, OOMC (in its capacities as Servicer and Loan Originator), Capital and the Depositor hereby reaffirms all covenants, representations and warranties made by the Issuer, OOMC, Capital and the Depositor, as applicable, in the Sale and Servicing Agreement, to the extent the same are not modified hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.
     SECTION 7. Representations. In order to induce the parties hereto to execute and deliver this Amendment, each of the Issuer and the Depositor hereby jointly and severally represents to the other parties hereto and the Initial Noteholder that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Sale and Servicing Agreement.
     SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Sale and Servicing Agreement, Indenture and the Note Purchase Agreement shall continue in full force and effect in accordance with their respective terms. Reference to this Amendment need not be made in the Sale and Servicing Agreement, Indenture or Note Purchase Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Sale and Servicing Agreement, Indenture or the Note Purchase Agreement, any reference in any of such items to the Sale and Servicing Agreement, Indenture or Note Purchase Agreement, as applicable, being sufficient to refer to the Sale and Servicing Agreement, Indenture or Note Purchase Agreement as amended hereby.
     SECTION 9. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed, all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Initial Noteholder and (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel.

     SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
     SECTION 11. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
     SECTION 12. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-5 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
     SECTION 13. Direction and Authorization. Citigroup Global Markets Realty Corp., by signing below, represents and warrants that it is the holder of 100% of the Securities and authorizes and directs the Indenture Trustee to waive any Opinion of Counsel contemplated by Section 11.02 of the Sale and Servicing Agreement, or other condition to the amendment of the Sale and Servicing Agreement in the respects provided in this Amendment.
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     IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the day and year first above written.

OPTION ONE OWNER TRUST 2003-5,
as Issuer
By:      Wilmington Trust Company, not in its individual
            capacity, but solely as Owner Trustee
By: /s/ Roseline K. Maney
Name: Roseline K. Maney
Title: Vice President
OPTION ONE MORTGAGE CORPORATION,
as Loan Originator and as Servicer
By: /s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Senior Vice President
OPTION ONE MORTGAGE CAPITAL CORPORATION
By: /s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Vice President
OPTION ONE LOAN WAREHOUSE LLC,
as Depositor
By: /s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Secretary

WELLS FARGO BANK, N.A.,
as Indenture Trustee

By: Jacquelyn E. Kimball
Name: Jacquelyn E. Kimball
Title: Vice President
CITIGROUP GLOBAL MARKETS
REALTY CORP., as Purchaser
By: Bobbie Theivakumaran
Name: Bobbie Theivakumaran
Title: Authorized Agent

Signature Page to Omnibus Amendment
Option One Owner Trust 2003-5